Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Genworth Financial Mortgage Insurance Pty Ltd:

We consent to the incorporation by reference in the registration statement (No. 333-140399) on Form S-3 of Westpac Securitisation Management Pty Limited of our report dated March 9, 2007, with respect to the consolidated balance sheets of Genworth Financial Mortgage Insurance Pty Ltd, as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in stockholder’s equity, and cash flows for each of the years in the three-year period ended December 31, 2006, which report is included in the Form 8-K filed by Genworth Financial Inc. with the Securities and Exchange Commission on March 15, 2007 and incorporated by reference in the Form 8-K of Westpac Securitisation Management Pty Limited dated May 29, 2007 and in the Prospectus Supplement relating to the Westpac Securitization Management Pty Limited Series 2007-1G WST Trust and to the reference to our firm under the heading “Experts” in the Prospectus Supplement.

/s/ KPMG
KPMG
Sydney, Australia
28 May, 2007